Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-124721) pertaining to the BlueLinx Holdings Inc. Equity Incentive Plan, and

(2)	Registration Statement (Form S-8 No. 333-128091) pertaining to the BlueLinx Corporation Hourly Savings Plan and the BlueLinx Corporation Salaried Savings Plan;
of our reports dated February 23, 2006, with respect to the consolidated financial statements of BlueLinx Holdings Inc. (formerly known as ABP Distribution Holdings Inc.) and subsidiaries for the year ended December 31, 2005, and for the period from inception (March 8, 2004) to January 1, 2005, BlueLinx Holdings Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of BlueLinx Holdings Inc., and of our report dated March 20, 2005, with respect to the financial statements of the Building Products Distribution Division of Georgia-Pacific Corporation for the period from January 4, 2004 to May 7, 2004 and for the year ended January 3, 2004, in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young

Atlanta, Georgia
February 23, 2006